UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: July 1, 2010
(Date of earliest event reported)
IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
630 Dundee Road
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	— Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
(d) Compensation Arrangements for Ernest J. Mrozek as a Director
Upon his appointment as a director of IDEX Corporation on July 1, 2010, Mr. Ernest J. Mrozek received an initial equity grant with a value equal to $112,500, split evenly between stock options and restricted stock based on the share price on July 1, 2010. The options are exercisable one year following the date of grant and the restricted stock is non-transferable until he is no longer serving as a director and is subject to forfeiture if he terminates service as a director for reasons other than death, disability or retirement prior to vesting. Mr. Mrozek will vest in the restricted stock upon the earlier of the third anniversary of the grant, failure to be re-elected to the Board of Directors or a change in control. As a director, Mr. Mrozek is also eligible to receive
•	an annual retainer and meeting fees equal to $60,000,
•	an annual equity grant with a value of $75,000 split evenly between restricted stock and options, and
•	to participate in the Directors Deferred Compensation Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION
	By:	/s/ Dominic A. Romeo
Dominic A. Romeo
July 7, 2010		Vice President and Chief Financial Officer